EXHIBIT 4.27

SHARE PLEDGE AGREEMENT

This Agreement dated March 10, 2003.
BETWEEN:
MITSUI MATSUSHIMA CANADA LTD., a company incorporated under the laws of British Columbia having its registered office at Suite 1600 - 777 Dunsmuir Street, Vancouver, BC V7Y 1K7

(the "Secured Party")

AND:
GLOBALTEX INDUSTRIES INC. a company incorporated under the laws of the Province of British Columbia, having an office at Suite 501 - 535 Thurlow Street, Vancouver, British Columbia, V6E 3L2
(the "Guarantor")
WHEREAS:
A. the Guarantor, its wholly-owned subsidiary, Falls Mountain Coal Inc., ("Falls Mountain") and the Secured Party have entered into a purchase and sale agreement dated March 10, 2003 (the "Purchase Agreement") pursuant to which Falls Mountain will purchase and the Secured Party will sell the Joint Venture Interest (as defined in the Purchase Agreement);
B. pursuant to the Purchase Agreement, Falls Mountain has a contingent liability to the Secured Party defined in the Purchase Agreement as the Break Fee (the "Break Fee Obligation");
C. pursuant to the Purchase Agreement, the Guarantor has guaranteed the performance by Falls Mountain of all of its obligations to the Secured Party under the Purchase Agreement, including, but not limited to, the Break Fee Obligation; and
D. the Guarantor has agreed to grant to the Secured Party the security created hereby as security for the due payment and performance of the Break Fee Obligation. NOW THEREFORE for valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Guarantor) the Guarantor hereby agrees with the Secured Party as follows:
1. Security
 As a pledge to secure the due payment and performance of the Break Fee Obligation, the Guarantor hereby pledges and hypothecates to the Secured Party and grants and creates a security interest in favour of the Secured Party in the shares described in Exhibit A to this agreement which shares represent 100% of the issued and outstanding shares in the capital of Falls Mountain and any other additional securities, rights and property issued or received in exchange therefor or with respect thereto, including but not limited to, any shares that may be issued to the Guarantor as a stock dividend and any securities, rights or other property that the Guarantor may receive or be entitled to receive in exchange therefor, whether upon a merger, reorganization, consolidation, stock split or reclassification or otherwise, and any additions or substitutions thereto or therefor (collectively, the "Pledged Securities"), and any proceeds thereof, and agrees that the Pledged Securities will be held by the Secured Party.

The Guarantor will, in its capacity as the sole shareholder of Falls Mountain, use its best efforts to prohibit any dilution of its interest in Falls Mountain and will immediately deliver or cause to be delivered to the Secured Party any securities issued from time to time hereafter by Falls Mountain, which securities will be included in the Pledged Securities.

The Guarantor will not exchange, sell, transfer, lend, encumber or dispose of the Pledged Securities, nor will it grant any option with respect thereto.

The Pledged Securities and the security interest therein granted in favour of the Secured Party will be held by the Secured Party as collateral security to secure the due payment and performance of the Break Fee Obligation. The Pledged Securities will be subject to the terms hereof and the security interest hereby constituted upon and by virtue of delivery of the share certificates representing the Pledged Securities without any further formality or action on the part of the Guarantor or the Secured Party. Upon the execution and delivery of this agreement by the Guarantor and the Secured Party taking possession of the Pledged Securities, the Secured Party will have perfected a security interest in and to the Pledged Securities having a first priority.

The Guarantor may, at any time during the currency of this agreement and in its sole discretion, replace the security interest in the Pledged Securities granted to the Secured Party hereunder with a security interest in a cash deposit in the amount of $500,000 or a letter of credit (the "Security Deposit") held by an escrow holder based in Vancouver, British Columbia and otherwise acceptable to the Secured Party acting reasonably. If the Guarantor exercises its right to effect such a substitution of security interests, then, with such changes as are required for this agreement to make sense in the context, references in this agreement to the Pledged Securities will be read as being references to the Security Deposit.

2. Delivery
The Guarantor will delivery to the Secured Party the share certificates representing the shares described in Exhibit A hereto, together with duly executed or endorsed blank stock powers of attorney, to be held by the Secured Party on the terms and conditions contained herein, and, upon such delivery, the Secured Party will acknowledge to the Guarantor in writing that it has received and is continuing to hold such certificates pursuant to the terms of this agreement.

3. Responsibility of the Secured Party
It is agreed that the responsibility of Secured Party in regard to the Pledged Securities will be limited to exercising the same degree of care, which the Secured Party gives to its own valuable property.

4. Rights of the Guarantor
Unless and until there is an Event of Default and without prejudice to the security interest hereby constituted, the Guarantor will be entitled to exercise all rights of a holder of the Pledged Securities including, without limitation, any and all voting rights appertaining to the Pledged Securities, and the Secured Party will not seek to collect or see to the payment of any income or capital of, on or from any of the Pledged Securities or to sell or otherwise realize upon any of the Pledged Securities to enforce its security interesting the Pledged Securities.

 5. Rights of the Secured Party
 The Guarantor further agrees that:
(a) the occurrence of any of the following events shall be an event of default ("Event of Default") under this agreement:
 (i) a default by the Guarantor or Falls Mountain in respect of the due payment and performance of the Break Fee Obligation;
 (ii) a breach of any agreement, covenant, warranty or representation in this agreement by the Guarantor and the same has not been cured within 10 days of notice of such event having been given to the Guarantor;
 (iii) a breach of the covenant in Subsection 5.1(n) of the Purchase Agreement by Falls Mountain with respect only to Falls Mountain's obligation not to issue any securities, and the same has not been cured within 10 days of notice of such event having been given to the Guarantor; or
 (iv) Falls Mountain or the Guarantor become insolvent or make a general assignment for the benefit of creditors, or if an order is made or effective resolutions are passed for the winding up or dissolution of Falls Mountain or the Guarantor, or if either is declared bankrupt or if a custodian or receiver is appointed for Falls Mountain or the Guarantor under any bankruptcy legislation, or if a compromise or arrangement is proposed by Falls Mountain or the Guarantor to its creditors or any class of creditors.
(b) at any time after an Event of Default has occurred the Secured Party may forthwith, without any notice, without demand for payment, without advertisement, and without any other formality, all of which are hereby waived, sell the Pledged Securities or any part thereof on any recognized exchange dealing in such securities or by public or private sale, and enforce payment of and otherwise realize upon the security of the Pledged Securities or any part thereof as fully and effectually as if the Secured Party was the absolute owner thereof, with all proceeds of sale being paid to the Secured Party to be applied on account of the Break Fee Obligation to the full extent of the Break Fee Obligation and the balance, if any, remaining thereafter being paid to the Guarantor;
(c) the Secured Party will not be bound or obliged at any time or under any circumstances, to collect or see to the payment of any income or capital of, on or from any of the Pledged Securities or to sell or otherwise realize upon any of the Pledged Securities;
(d) the Pledged Securities or any excess thereof or proceeds of sale of the same may be applied upon the Break Fee Obligation in such manner, order and priority as the Secured Party may determine;
(e) all costs and charges incurred by the Secured Party with reference to the sale, enforcement or other realization of the Pledged Securities (including all broker's commissions, fees and other remuneration and all legal costs) will be added to the Break Fee Obligation and will be a first charge upon the Pledged Securities and the proceeds thereof; and
(f) any substituted or additional Pledged Securities will be held subject to the same terms and conditions and with the same powers and authorities, as are hereby declared and conferred.

6. Saving Provision
This will be a continuing agreement and the Pledged Securities are in addition to and not in substitution for any other security held or which may in the future be held by the Secured Party in respect of the Break Fee Obligation and will not operate as a merger of any debt or suspend the fulfilment of, or affect the rights, remedies and powers of the Secured Party in respect of the Break Fee Obligation or any Pledged Securities hereunder.

7. Term of Agreement
This agreement and pledge hereby constituted will continue in full force and effect until such time as the Break Fee Obligation has been paid or otherwise satisfied in full, whereupon the Secured Party will release the Pledged Securities or so much thereof as remains from the pledge and security interest hereunder and execute and deliver to the Guarantor such releases as the Guarantor may reasonably require for such purpose.

8. Governing Law
This agreement will be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

9. Counterpart Execution
This agreement may be executed in any number of counterparts as may be necessary and delivered by facsimile each of which so signed will be deemed to be an original, and such counterparts together will constitute one and the same instrument and all counterparts will be construed together and will constitute one and the same instrument.

10. Enurement
This agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11. Interpretation
It is agreed that the expressions "Guarantor", and "Secured Party" wherever used herein will include the heirs, executors, administrators, successors and assigns of the Guarantor and the Secured Party respectively, and wherever the singular or masculine is used throughout this agreement the same will be construed as meaning the plural or the feminine or body corporate or politic where the context or the parties to this agreement so require.

GLOBALTEX INDUSTRIES INC.


Per:
 _____________________
 Authorized Signatory




MITSUI MATSUSHIMA CANADA LTD.



Per:        (C/S)
 _____________________
 Authorized Signatory



Exhibit A to the Share Pledge Agreement

Description of Pledged Securities


Share Certificate No. Name of Company
Description of Shares Number of Shares
No. 3             Falls Mountain Coal Inc.  Common voting shares       2
No. 4             Falls Mountain Coal Inc.  Common voting shares      10